UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2010
Date of Report (Date of earliest event reported)

INFOSPI INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53104	51-0668045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 NW 12th Avenue, Suite Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(858) 531-5723
Registrant’s telephone number, including area code

6968 Lo Jolla Blvd., Suite 208
La Jolla, California 92037
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.    CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on March 10, 2010, the Board of Directors (the "Board") of Infospi Inc., a Nevada corporation (the "Company") accepted the consent from Ashley Michael Hollington as the Chief Operations Officer and a member of the Board of Directors of the Company. Therefore, as of the date of this Current Report, the Board of Directors is comprised of Chris Hamilton, Olivier Danan, Michel Brunet and Ashley Hollington.

Biography

Ashley Michael Hollington.   During the past thirty years, Mr. Hollington has been engaged as a chartered quantity surveying professional providing project solutions at stratgeic and technical levels to a diverse range of clients. Mr. Hollington has been a leader in a variety of project environments and has extensive knowledge of project controls, risk management, value engineering, problem solving and process development with the ability to view strategy and translate into results.

From approximately February 2008 to present, Mr. Hollington has been engaged as the associate director of Gleeds Management Services where he is responsible for delivery of project management services throughout Wales and the lead project manager on two new hospital projects. From approximately February 1998 to January 2008, Mr. Hollington was an associate at EC Harris where he was the commercial manager to Capital Alliance Development Team, implemented common processes, procedures and reporting structures across whole capital delivery units, the lead commercial manager in area of delivery team and lead commercial support to the commercial director and team in operations and maintenance arena. From approximately 1996 through 1998, Mr Hollington was the contract development manager at Beard Dove Ltd. where he structured contracts, contract amendments, national framework agreements and refurbished contracts and cost plans. From approximately 1993 through 1995, Mr. Hollington was the area office manager with Robinson Low Francis where he was responsible for contract and staff management and business marketing. From approximately 1992 through 1993, Mr. Hollington was the senior surveyor with Balfour Beatty Project and Engineering where he was the commercial lead on colling section of projects. From approximately 1989 thoguh 1992, Mr. Hollington was the associate director with How Design and Management Limited where he was responsible for all financial and commercial aspects of projects. From approximately 1982 through 1989, Mr. Hollington was the senior quantity surveyor with WPE Limited (Bristol, Cardiff and London) where he was responsible for a variety of projects involving the opening of new offices and business. Lastly, from approximately 1973 through 1980, Mr. Hollington was a surveyor with Tilbury Construction Limted and Espley Tyas Construction Limited, respectively, where he was the surveyor on a vaiety of civil engineering and building projects.

SECTION 9.     FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPI INC.
DATE: March 15, 2010	/s/ CHRIS HAMILTON _______________________ Name: Chris Hamilton Title: Chief Executive Officer